===============================================================================
                                                                    EXHIBIT 4.1


                            EAGLE GEOPHYSICAL, INC.,

                                     Issuer,

                 THE SUBSIDIARIES SET FORTH ON SCHEDULE I HERETO

                                       and

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,

                                     Trustee

                           ---------------------------

                                    INDENTURE

                            Dated as of July 20, 1998

                           ---------------------------


                                  $100,000,000

                          10 3/4% Senior Notes due 2008



===============================================================================

                             EAGLE GEOPHYSICAL, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE, DATED AS OF JULY 20, 1998





TRUST INDENTURE
ACT SECTION                                                 INDENTURE SECTION


Section 310(a)(1)      ..................................    607
           (a)(2)      ..................................    607
           (b)         ..................................    608
Section 312(c)         ..................................    701
Section 314(a)         ..................................    703
           (a)(4)      ..................................    1008(a)
           (c)(1)      ..................................    102
           (c)(2)      ..................................    102
           (e)         ..................................    102
Section 315(b)         ..................................    601
Section 316(a)(last
           sentence)   ..................................    101 ("Outstanding")
           (a)(1)(A)   ..................................    502, 512
           (a)(1)(B)   ..................................    513
           (b)         ..................................    508
           (c)         ..................................    105(d)
Section 317(a)(1)      ..................................    503
           (a)(2)      ..................................    504
           (b)         ..................................    1003
Section 318(a)         ..................................    111

                                TABLE OF CONTENTS

                                                                                    PAGE
     PARTIES..........................................................................1
     RECITALS OF THE COMPANY..........................................................1


                                   ARTICLE ONE


             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 101.     Definitions..........................................................2
  Acquired Debt.......................................................................2
  Act.................................................................................2
  Additional Securities...............................................................2
  Affiliate...........................................................................2
  Asset Sale..........................................................................3
  Asset Sale Offer....................................................................3
  Asset Sale Purchase Date............................................................3
  Authenticating Agent................................................................3
  Bank................................................................................3
  Board of Directors..................................................................3
  Board Resolution....................................................................3
  Business Day........................................................................4
  Capital Stock.......................................................................4
  Capitalized Lease Obligation........................................................4
  Cash Equivalents....................................................................4
  Change of Control...................................................................4
  Change of Control Offer.............................................................5
  Change of Control Payment"..........................................................5
  Change of Control Purchase Date.....................................................5
  Closing Date........................................................................5
  Commission..........................................................................5
  Company.............................................................................5
  Company Request or Company Order....................................................5
  Consolidated Adjusted Net Income....................................................5
  Consolidated EBITDA.................................................................6
  Consolidated Fixed Charge Coverage Ratio............................................6
  Consolidated Fixed Charges..........................................................6
  Consolidated Net Worth..............................................................6
  Corporate Trust Office..............................................................7

------------------
Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

  Debt................................................................................7
  Default.............................................................................7
  Defaulted Interest..................................................................7
  Depositary..........................................................................7
  Disinterested Director..............................................................8
  Disqualified Stock..................................................................8
  Equity Offering.....................................................................8
  Event of Default....................................................................8
  Exchange Act........................................................................8
  Exchange Offer......................................................................8
  Exchange Offer Registration Statement...............................................8
  Exchange Securities.................................................................8
  Fair market value...................................................................9
  Federal Bankruptcy Code.............................................................9
  Generally Accepted Accounting Principles or GAAP....................................9
  Global Security.....................................................................9
  Guarantee...........................................................................9
  Hedging Obligations.................................................................9
  Holder..............................................................................9
  Indenture...........................................................................9
  Indenture Obligations...............................................................9
  Initial Securities..................................................................9
  Interest Payment Date...............................................................9
  Investment.........................................................................10
  Lien...............................................................................10
  Maturity...........................................................................10
  Moody's............................................................................10
  Multi-Client Survey................................................................10
  Net Cash Proceeds..................................................................10
  Non-U.S. Person....................................................................11
  Offering...........................................................................11
  Officers' Certificate..............................................................11
  Offshore Global Security...........................................................11
  Offshore Physical Security.........................................................11
  Opinion of Counsel.................................................................11
  Outstanding........................................................................11
  Paying Agent.......................................................................12
  Permitted Investments..............................................................12
  Person.............................................................................13
  Predecessor Security...............................................................13
  Preferred Stock....................................................................13
  Private Placement Legend...........................................................13
  QIB................................................................................13
  Qualified Equity Interest..........................................................13
  Qualified Stock....................................................................13
  Redemption Date....................................................................14

  Redemption Price...................................................................14
  Registrar..........................................................................14
  Registration Rights Agreement......................................................14
  Registration Statement.............................................................14
  Regular Record Date................................................................14
  Regulation S.......................................................................14
  Restricted Payments................................................................14
  Restricted Subsidiary..............................................................14
  Revolving Credit Facility..........................................................14
  Rule 144A..........................................................................14
  S&P................................................................................14
  Securities.........................................................................14
  Securities Act.....................................................................15
  Security Register..................................................................15
  Shelf Registration Statement.......................................................15
  Significant Subsidiary.............................................................15
  Special Record Date................................................................15
  Stated Maturity....................................................................15
  Subordinated Debt..................................................................15
  Subsidiary.........................................................................15
  Subsidiary Guarantee...............................................................15
  Subsidiary Guarantor...............................................................15
  Trust Indenture Act or TIA.........................................................16
  Trustee............................................................................16
  Unrestricted Subsidiary............................................................16
  U.S. Global Security...............................................................16
  U.S. Government Obligations........................................................16
  U.S. Physical Security.............................................................16
  Voting Stock.......................................................................16
  Weighted Average Life..............................................................16
  Wholly-Owned Restricted Subsidiary.................................................16
SECTION 102.     Compliance Certificates and Opinions................................17
SECTION 103.     Form of Documents Delivered to Trustee..............................17
SECTION 104.     Acts of Holders.....................................................18
SECTION 105.     Notices, Etc., to Trustee, Company..................................19
SECTION 106.     Notice to Holders; Waiver...........................................19
SECTION 107.     Conflict of Any Provision of Indenture with Trust Indenture Act.....20
SECTION 108.     Effect of Headings and Table of Contents............................20
SECTION 109.     Successors and Assigns..............................................20
SECTION 110.     Separability Clause.................................................20
SECTION 111.     Benefits of Indenture...............................................20
SECTION 112.     Governing Law.......................................................21
SECTION 113.     Legal Holidays......................................................21
SECTION 114.     Consent to Jurisdiction and Service of Process......................21

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.     Forms Generally.....................................................23
SECTION 202.     Restrictive Legends.................................................24


                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.     Title and Terms.....................................................26
SECTION 302.     Denominations.......................................................26
SECTION 303.     Execution, Authentication, Delivery and Dating......................26
SECTION 304.     Temporary Securities................................................28
SECTION 305.     Registration, Registration of Transfer and Exchange.................29
SECTION 306.     Book-Entry Provisions for Global Securities.........................30
SECTION 307.     Special Transfer Provisions.........................................31
SECTION 308.     Mutilated, Destroyed, Lost and Stolen Securities....................34
SECTION 309.     Payment of Interest; Interest Rights Preserved......................35
SECTION 310.     Persons Deemed Owners...............................................36
SECTION 311.     Cancellation........................................................36
SECTION 312.     Issuance of Additional Securities...................................37
SECTION 313.     CUSIP and CINS Numbers..............................................37
SECTION 314.     Computation of Interest.............................................37


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.     Satisfaction and Discharge of Indenture.............................38
SECTION 402.     Application of Trust Money..........................................39


                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501.     Events of Default...................................................40
SECTION 502.     Acceleration of Maturity; Rescission and Annulment..................41
SECTION 503.     Collection of Debt and Suits for Enforcement by Trustee.............42
SECTION 504.     Trustee May File Proofs of Claim....................................43
SECTION 505.     Trustee May Enforce Claims Without Possession of Securities.........44
SECTION 506.     Application of Money Collected......................................44
SECTION 507.     Limitation on Suits.................................................44

SECTION 508.     Unconditional Right of Holders to Receive Principal, Premium
                 and Interest........................................................45
SECTION 509.     Restoration of Rights and Remedies..................................45
SECTION 510.     Rights and Remedies Cumulative......................................45
SECTION 511.     Delay or Omission Not Waiver........................................46
SECTION 512.     Control by Holders..................................................46
SECTION 513.     Waiver of Past Defaults.............................................46
SECTION 514.     Waiver of Stay or Extension Laws....................................46
SECTION 515.     Undertaking for Costs...............................................47


                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.     Notice of Defaults..................................................48
SECTION 602.     Certain Rights of Trustee...........................................48
SECTION 603.     Trustee Not Responsible for Recitals or Issuance of Securities......51
SECTION 604.     May Hold Securities.................................................51
SECTION 605.     Money Held in Trust.................................................52
SECTION 606.     Compensation and Reimbursement......................................52
SECTION 607.     Corporate Trustee Required; Eligibility.............................53
SECTION 608.     Resignation and Removal; Appointment of Successor...................53
SECTION 609.     Acceptance of Appointment by Successor..............................54
SECTION 610.     Merger, Conversion, Consolidation or Succession to Business.........55


                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 701.     Disclosure of Names and Addresses of Holders........................56
SECTION 702.     Reports by Trustee..................................................56
SECTION 703.     Reports by Company..................................................56


                                  ARTICLE EIGHT

                    CONSOLIDATION, MERGER, AND SALE OF ASSETS

SECTION 801.     Company May Consolidate, Etc., Only on Certain Terms................58
SECTION 802.     Successor Substituted...............................................59

                                  ARTICLE NINE

        SUPPLEMENTS AND AMENDMENTS TO INDENTURE AND SUBSIDIARY GUARANTEES

SECTION 901.     Without Consent of Holders..........................................60
SECTION 902.     With Consent of Holders.............................................61
SECTION 903.     Execution of Supplemental Indentures................................62
SECTION 904.     Effect of Supplemental Indentures...................................62
SECTION 905.     Conformity with Trust Indenture Act.................................62
SECTION 906.     Reference in Securities to Supplemental Indentures..................62
SECTION 907.     Notice of Supplemental Indentures...................................62


                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.        Payment of Principal, Premium, if Any, and Interest.............63
SECTION 1002.        Maintenance of Office or Agency.................................63
SECTION 1003.        Money for Security Payments to Be Held in Trust.................63
SECTION 1004.        Corporate Existence.............................................64
SECTION 1005.        Payment of Taxes and Other Claims...............................65
SECTION 1006.        Maintenance of Properties.......................................65
SECTION 1007.        Ownership of Austral Horizon and Atlantic Horizon by Company
                     or Subsidiary Guarantors........................................65
SECTION 1008.        Statement by Officers as to Default.............................65
SECTION 1009.        Provision of Reports and Financial Statements...................66
SECTION 1010.        Limitation on Debt..............................................66
SECTION 1011.        Limitation on Restricted Payments...............................69
SECTION 1012.        Purchase of Securities upon a Change of Control.................72
SECTION 1013.        Limitation on Certain Asset Sales...............................74
SECTION 1014.        Limitation on Transactions with Affiliates......................75
SECTION 1015.        Limitation on Dividends and Other Payment Restrictions
                     Affecting Restricted Subsidiaries...............................76
SECTION 1016.        Limitation on Issuances and Sales of Capital Stock of
                     Restricted Subsidiaries.........................................77
SECTION 1017.        Limitation on Liens.............................................77
SECTION 1018.        Unrestricted Subsidiaries.......................................79
SECTION 1019.        Limitation on Guarantees of Debt by Restricted Subsidiaries.....79
SECTION 1020.        Waiver of Certain Covenants.....................................80
SECTION 1021.        Payment for Consent.............................................80

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.        Right of Redemption.............................................81
SECTION 1102.        Applicability of Article........................................81
SECTION 1103.        Election to Redeem; Notice to Trustee...........................81
SECTION 1104.        Selection by Trustee of Securities to Be Redeemed...............81
SECTION 1105.        Notice of Redemption............................................82
SECTION 1106.        Deposit of Redemption Price.....................................82
SECTION 1107.        Securities Payable on Redemption Date...........................83
SECTION 1108.        Securities Redeemed in Part.....................................83


                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.        Company Option to Effect Defeasance or Covenant Defeasance......84
SECTION 1202.        Defeasance and Discharge........................................84
SECTION 1203.        Covenant Defeasance.............................................84
SECTION 1204.        Conditions to Defeasance or Covenant Defeasance.................85
SECTION 1205.        Deposited Money and U.S. Government Obligations to Be
                     Held in Trust; Other Miscellaneous Provisions...................86
SECTION 1206.        Reinstatement...................................................87


                                ARTICLE THIRTEEN

                              SUBSIDIARY GUARANTEES

SECTION 1301.        Subsidiary Guarantees...........................................88
SECTION 1302.        Guaranty Absolute...............................................89
SECTION 1303.        Waivers.........................................................90
SECTION 1304.        Subrogation.....................................................91
SECTION 1305.        No Waiver; Remedies.............................................91
SECTION 1306.        Continuing Guaranty; No Right of Set-Off; Independent
                     Obligation......................................................91
SECTION 1307.        Subsidiary Guarantors May Consolidate, Etc., on Certain Terms...92
SECTION 1308.        Additional Subsidiary Guarantors................................92
SECTION 1309.        Releases........................................................93
SECTION 1310.        Benefits Acknowledged...........................................93
SECTION 1311.        Severability....................................................93

                                    EXHIBITS

Exhibit A -  Form of Security

Exhibit B -  Form of Certificate to Be Delivered upon Termination of Restricted
               Period

Exhibit C -  Form of Certificate to Be Delivered in Connection with Transfers to
               Non-QUIB Institutional Accredited Investors

Exhibit D -  Form of Certificate to Be Delivered in Connection with Transfers
               Pursuant to Regulation S

         INDENTURE, dated as of July 20, 1998 among Eagle Geophysical, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the Subsidiaries set forth on Schedule I hereto and Chase Bank of Texas, National Association, a national banking association having its principal corporate trust office in Houston, Texas, as trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation and issue of its 10 3/4% Senior Notes due 2008 (herein called the "Initial Securities"), and 10 3/4% Senior Notes due 2008, Series B (the "Exchange Securities" and, together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Articles Two, Eight, Ten and Twelve are defined in those Articles.

         "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

         "Act," when used with respect to any Holder, has the meaning specified in Section 104 hereof.

         "Additional Securities" has the meaning set forth in Section 312 hereof.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of Section 801 hereof, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Indenture, (iii) to an Unrestricted Subsidiary, if permitted under Section 1011 hereof, (iv) representing obsolete or permanently retired equipment and facilities (v) the gross proceeds of which (exclusive of indemnities) do not exceed $500,000 for any particular item or $1,000,000 in the aggregate for any fiscal year or (vi) that is a lease of a towed-streamer seismic data acquisition vessel owned by the Company or any Restricted Subsidiary, provided that (A) such lease shall not provide for the acquisition of such vessel by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted, (B) the term of such lease shall not exceed twelve months, (C) such lease shall provide that upon an Event of Default under this Indenture such lease would automatically terminate, (D) not more than the greater of (I) one such vessel or (II) one-third of all of such vessels may be subject to such a lease at any one time and (E) the Company or a Restricted Subsidiary shall retain legal title to such vessel at all times during the term of such lease.

         "Asset Sale Offer" has the meaning set forth in Section 1013 hereof.

         "Asset Sale Purchase Date" has the meaning set forth in Section 1013 hereof.

         "Authenticating Agent" has the meaning set forth in Section 303 hereof.

         "Bank" means Bank One, Texas, N.A., and other financial institutions that from time to time are lenders under the Revolving Credit Facility.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York or Texas are authorized or obligated by law or executive order to close.

         "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity interest (however designated).

         "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

         "Cash Equivalents" means (i) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's.

         "Change of Control" means the occurrence of any of the following events:

         (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company.

         (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than a transaction that complies with the provisions described under Section 801 hereof.

         "Change of Control Offer" has the meaning set forth in Section 1012 hereof.

         "Change of Control Payment" has the meaning set forth in Section 1012 hereof.

         "Change of Control Purchase Date" has the meaning set forth in Section 1012 hereof.

         "Closing Date" means the date on which the Initial Securities are originally issued under this Indenture.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that, if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, Consolidated Adjusted Net Income shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period (a) Consolidated Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), plus (c) all interest on any Debt of any Person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof for such period.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 600 Travis Street, Suite 1150, Houston, TX 77002, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted in The City of New York.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the amount of every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Debt for purposes of this definition.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 309 hereof.

         "Depositary" means The Depository Trust Company, its nominees and successors.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than as the holder of Voting Stock of the Company).

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Securities, (ii) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1012 and 1013 hereof and such Capital Stock specifically provides that the issuer shall not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Sections 1012 and 1013 hereof.

         "Equity Offering" means an offer and sale by the Company of its common stock (which is Qualified Stock) for cash to a Person or Persons other than a Subsidiary.

         "Event of Default" has the meaning specified in Section 501 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provisions in Section 309 hereof and the transfer restrictions in Section 307 hereof) that are issued and exchanged for the Initial Securities or any Additional Securities pursuant to the Registration Rights Agreement and this Indenture.

         "Fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction.

         "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

         "Global Security" has the meaning set forth in Section 201 hereof.

         "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letters of credit.

         "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

         "Holder" means the Person in whose name a Security is, at the time of determination, registered on the Security Register.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Securities to pay principal of (and premium, if any) and interest on the Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

         "Initial Securities" has the meaning stated in the first recital of this Indenture.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iv) of Section 1016 hereof. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multi-Client Survey" means a seismic survey whereby the Company or a Restricted Subsidiary acquires certain seismic data in which it directly or indirectly retains ownership rights, revenue interests or similar interests in the future economic benefits thereof and which data is to be licensed to customers on a non-transferable, non-exclusive basis.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

         "Offering" means the offering of 10 3/4% Senior Notes due 2008 by the Company.

         "Officers' Certificate" means a certificate signed by the Chairman, Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, and by an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Offshore Global Security" has the meaning set forth in Section 201 hereof.

         "Offshore Physical Security" has the meaning set forth in Section 201 hereof.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such

     Securities; provided that, if such Securities are to be redeemed, irrevocable notice of such redemption has been duly given pursuant to this Indenture to Holders or provision therefor satisfactory to the Trustee has been made;

         (c) Securities, except to the extent provided in Sections 1202 and 1203 hereof, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve hereof; and

         (d) Securities which have been paid pursuant to Section 308 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Company proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned, as evidenced by registration on the Securities Register or reflected as a beneficial owner on the records of the Depositary, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Paying Agent" means Chase Bank of Texas, National Association and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Permitted Investments" means any of the following:

         (a) Investments in (i) securities with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and
     (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's or S&P.

         (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

         (c) Investments by the Company or any of the Restricted Subsidiaries in any one or the other of them.

         (d) Investments in existence on the Closing Date.

         (e) Promissory notes received as a result of Asset Sales permitted under Section 1013 hereof.

         (f) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding $750,000, plus the amount of direct or indirect loans to employees for relocation expenses, plus advances to employees in the ordinary course of business for travel and other business expenses.

          (g) Investments in assets owned or used in the ordinary course of business.

          (h) Other Investments in a business substantially similar, or related, to the business conducted by the Company and its Restricted Subsidiaries provided that such Investments do not exceed $5,000,000 in the aggregate at any time outstanding.

          (i) Investments by the Company or any Restricted Subsidiary in any person in connection with Multi-Client Surveys in an aggregate amount outstanding at any time not exceeding $5,000,000.

          (j) Investments in any Person in the form of a capital contribution of the Company's Qualified Stock.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" has the meaning set forth in Section 202 hereof.

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

          "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

          "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registrar" means Chase Bank of Texas, National Association and any successor authorized by the Company to act as Registrar.

          "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of July 20, 1998, relating to the Securities.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. "Regulation S" means Regulation S under the Securities Act.

          "Restricted Payments" has the meaning set forth in Section 1011 hereof.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Revolving Credit Facility" means the revolving credit facility dated October 27, 1997, as amended June 10, 1998, between the Company and the Bank, as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. and its successors.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include the Initial Securities and any

Exchange Securities to be issued and exchanged for any Initial Securities in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities pursuant to Section 312 hereof (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture, and all Initial Securities, Exchange Securities and Additional Securities shall vote together as one series of Securities under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

          "Security Register" has the meaning set forth in Section 305 hereof.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309 hereof.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

          "Subordinated Debt" means Debt of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Securities or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

          "Subsidiary Guarantee" means a guarantee of the Securities by a Restricted Subsidiary in accordance with the provisions of this Indenture.

          "Subsidiary Guarantor" means those Restricted Subsidiaries set forth on Schedule I to this Indenture and any other Restricted Subsidiary that from time to time issues a Subsidiary

Guarantee pursuant to the terms hereof (subject to the release of any such Restricted Subsidiary from its obligations as a Subsidiary Guarantor pursuant to the provisions hereof).

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905 hereof.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section 1018 hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Global Security" has the meaning set forth in Section 201 hereof.

          "U.S. Government Obligations" has the meaning set forth in Section 1204 hereof.

          "U.S. Physical Security" has the meaning set forth in Section 201 hereof.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

          SECTION 102. Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a) hereof) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing (including but not limited to an electronic transmission of an agent's message or other consent pursuant to the Depositary's Automated Tender Offer Program or any similar procedure); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) For all purposes of this Indenture, all Initial Securities, Additional Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

          SECTION 105. Notices, Etc., to Trustee, Company.

          Any request, application, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and hand delivered or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Jan Mysinger, or sent by facsimile to the Trustee at (713) 216-5476 (with receipt confirmed by telephone at (713) 216-4650); or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 50 Briar Hollow Lane 6th Floor West Houston, Texas 77027, Attention: President, or sent by facsimile to the Company at (713) 881-2801 (with receipt confirmed by telephone at (713) 881-2800), or at any other address or facsimile number previously furnished in writing to the Trustee by the Company.

          SECTION 106. Notice to Holders; Waiver.

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107. Conflict of Any Provision of Indenture with Trust
                       Indenture Act.

          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control.

          SECTION 108. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Articles and Sections referred to herein shall refer to such Articles and Sections as set forth herein, unless otherwise specified.

          SECTION 109. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

          SECTION 110. Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111. Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112. Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 113. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date or Asset Sale Purchase Date with respect to any Security or other date on which principal, premium or interest in respect or the Securities is due, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date, Asset Sale Purchase Date or such other date; provided that no interest shall accrue for the period from and after such Interest Payment Date or other such day, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date, Asset Sale Purchase Date or such other date, as the case may be, to the next succeeding Business Day.

          SECTION 114. Consent to Jurisdiction and Service of Process.

          The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture or the Securities may be instituted in any state or federal court in New York City and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System as the Company's authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System at its office at 1633 Broadway, New York, New York 10019, (or such other address in the State of New York as the Company may designate by written notice to the Trustee) and written notice of such service to the Company marked or delivered to CT Corporation System at its address set forth herein shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Nothing in this Section 114 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture or any of the Securities shall be outstanding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

                                   ARTICLE TWO

                                 SECURITY FORMS

          SECTION 201. Forms Generally.

          The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the "U.S. Global Security"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Security"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). Securities offered and sold pursuant to Section 306 hereof in exchange for interests in the Offshore Global Security shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Securities").

          The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Security and the Offshore Global Security are sometimes referred to herein as the "Global Securities."

          SECTION 202. Restrictive Legends.

          Unless and until an Initial Security is sold under an effective Shelf Registration Statement or an Initial Security is exchanged for an Exchange Security in connection with an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (i) the U.S. Global Security and the U.S. Physical Securities shall bear the legend, set forth below on the face thereof (the "Private Placement Legend") and (ii) the Offshore Global Security and the Offshore Physical Security shall bear the Private Placement Legend until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE HEREOF AND THE LAST DATE ON WHICH EAGLE GEOPHYSICAL, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904

     OF REGULATION S UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER (i) PURSUANT TO CLAUSE (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, AND CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND (ii) IN THE CASE OF CLAUSE (D) ABOVE, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT SUCH TRANSFEREE IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AND THAT IT IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION UNDER THE SECURITIES ACT AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

          Each U.S. Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                  ARTICLE THREE

                                 THE SECURITIES

          SECTION 301. Title and Terms.

          The Initial Securities shall be known and designated as the "10 3/4% Senior Notes due 2008" and the Exchange Securities shall be known and designated as the "10 3/4% Senior Notes due 2008, Series B." Their Stated Maturity shall be July 15, 2008, and they shall bear interest at the rate of 10 3/4% per annum from July 20, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year, commencing January 15, 1999, until the principal thereof is paid or duly provided for, to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the January 1 or July 1 next preceding such Interest Payment Date.

          The principal of (and premium, if any), and interest on the Securities shall be payable, and the Securities shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York, 10041) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided that all payments with respect to the U.S. Global Securities, as well as Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date for such payment, shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

          Initial Securities that remain outstanding after the consummation of the Exchange Offer, Exchange Securities issued in connection with the Exchange Offer and any Additional Securities will be treated as a single class of securities under this Indenture.

          The Securities shall be redeemable as provided in Article Eleven.

          SECTION 302. Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303. Execution, Authentication, Delivery and Dating.

          Subject to Article Ten hereof, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities shall be executed on behalf of the Company by its Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          On the date hereof, after the execution and delivery of this Indenture, the Company shall deliver Initial Securities in the aggregate principal amount of $100,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Securities directing the Trustee to authenticate the Initial Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Securities directing the Trustee to authenticate the Additional Securities and certifying that the issuance of such Additional Securities is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Securities. On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $100,000,000 plus the aggregate principal amount of any Additional Securities issued; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities and Additional Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order delivered to the Trustee for the authentication and delivery of such Exchange Securities and certifying that all conditions precedent to the issuance of such Securities have been complied with (including the effectiveness of the Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company to the effect that the form of the certificates being delivered to the Trustee for authentication comply with the terms and provisions of this Indenture, that all terms and provisions of this Indenture have been complied with for the issuance of Exchange Securities or such other matters as the Trustee may reasonably request in connection with such authentication of Securities. Each Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate as determined by the Company or the successor Person, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them or the Trustee, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities (an "Authenticating Agent"). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 304. Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Company's officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 305. Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as "Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officer's Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906, 1012, 1013 or 1108 hereof not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever and no liability whatsoever with respect to compliance with Federal or State securities laws, rules or regulations.

          SECTION 306. Book-Entry Provisions for Global Securities.

          (a) The U.S. Global Security and the Offshore Global Security initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202 hereof.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307 hereof. In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Securities or the Offshore Global Securities, as the case may be and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and is known to the Trustee and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 307 hereof.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security shall, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other Global Security for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a U.S. Global Security or Offshore Global Security to beneficial owners pursuant to subsection (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security or Offshore Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Security or the Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 307 hereof, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 202 hereof.

          (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to subsection (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 307 hereof, bear the applicable legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 202 hereof.

          (h) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 307. Special Transfer Provisions.

          The Trustee is entitled to rely upon the certificates delivered pursuant to this Section 307 and is irrevocably authorized to produce such certificates or copies thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered thereby.

          Unless and until the Trustee has received a certification from the Company that (i) an Initial Security is sold under an effective Shelf Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) which is not a QIB (excluding transfers to Non-U.S. Persons in compliance with Regulation S):

          (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the Company has certified to the registrar that such requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Securities being transferred is less than $100,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security, an interest in a U.S. Global Security or an interest in an Offshore Global Security to a QIB (excluding transfers to Non-U.S. Persons in compliance with Regulation S):

          (i) If the Security to be transferred consists of (x) either (A) an interest in an Offshore Global Security prior to the removal of the Private Placement Legend or (B) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a U.S. Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred.

          (c) Transfers of Interests in the Offshore Global Security or Offshore Physical Securities. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or Offshore Physical
Securities:

          (i) prior to the removal of the Private Placement Legend from an Offshore Global Security or an Offshore Physical Security pursuant to
     Section 202 hereof, the Registrar shall refuse to register such transfer unless such transfer complies with Section 306(b) or Section 306(d) hereof, as the case may be; and

          (ii) after such removal, the Registrar shall register the transfer of any such Security without requiring any additional certification.

          (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person pursuant to Regulation S:

          (i) The Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person pursuant to Regulation S if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Offshore Physical Securities in a like principal amount or (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's Procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) or (c)(ii) of this Section 307 exist and the Company directs the Trustee pursuant to an Officers' Certificate to remove such legend or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 306 hereof or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 308. Mutilated, Destroyed, Lost and Stolen Securities.

          If (i) any mutilated Security is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 309. Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York, 10041) pursuant to Section 1002 hereof or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 310 hereof as such address appears in the Security Register; provided that all payments with respect to Global Securities and Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof.

          Any interest on the Securities shall be considered punctually paid or duly provided for if the Paying Agent holds immediately available funds no later than 11:00 A.M. New York City time on the applicable Interest Payment Date. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record

     Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          If the Company shall be required to pay any additional interest pursuant to the terms of the Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

          SECTION 310. Persons Deemed Owners.

          Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, any Subsidiary Guarantor or the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 311. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Securities be returned to it.

          SECTION 312. Issuance of Additional Securities.

          The Company may, subject to Article Ten of this Indenture, issue additional Securities having identical terms and conditions to the Securities offered hereby (the "Additional Securities"). The Initial Securities issued on the closing date and any Additional Securities subsequently issued (and any Exchange Securities issued in exchange therefore) shall be treated as a single class for all purposes under this Indenture.

          SECTION 313. CUSIP and CINS Numbers.

          The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use) and, if so, the Trustee shall use such "CUSIP" and "CINS" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 314. Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

          SECTION 401. Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (a) either

               (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in Section 308 and Securities that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation; or

               (ii) all Securities not theretofore delivered to the Trustee for cancellation

                    (A) have become due and payable,

                    (B) shall become due and payable at Stated Maturity within one year, or

                    (C) the Company has irrevocably notified the Trustee to call such Securities for redemption within one year under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company or any Subsidiary Guarantor, as the case may be, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company or any Subsidiary Guarantor, as the case may be, has paid or caused to be paid all sums payable hereunder by the Company; and

          (c) the Company or any Subsidiary Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402. Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501. Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) Default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 60 days.

          (2) Default in the payment of the principal of (or premium, if any, on) any Security when due either at maturity, upon any redemption or pursuant to a purchase by the Company pursuant to Sections 1012 or 1013 hereof.

          (3) Failure to perform or comply with the provisions of Section 801 hereof.

          (4) Default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding.

          (5) (i) An event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Restricted Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt.

          (6) Failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 30 days.

          (7) Entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days.

          (8) The institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          (9) Any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture), and such condition has continued for a period of 30 days after written notice of such failure requiring the Subsidiary Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding.

          SECTION 502. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than as specified in clauses (7) or (8) of Section 501 hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may, and the Trustee at the request of such Holders shall, declare the principal of all of the outstanding Securities immediately due and payable and, upon any such declaration, such principal shall become due and payable immediately. If an Event of Default specified in clauses (7) or (8) of Section 501 hereof occurs and is continuing, then the principal of all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities,

               (B) all unpaid principal of (and premium, if any, on) any outstanding Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of the requisite percentage of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 503. Collection of Debt and Suits for Enforcement by Trustee.

          The Company and each Subsidiary Guarantor covenant that if

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company and each Subsidiary Guarantor shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any such Subsidiary Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any such Subsidiary Guarantor or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities (including any Subsidiary Guarantor) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 606 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Company or as a court of competent jurisdiction may direct.

          SECTION 507. Limitation on Suits.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any) and (subject to Section 309 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512. Control by Holders.

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided -------- that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture,

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513. Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default

          (a) in the payment of the principal of (or premium, if any) or interest on any Security, or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security Outstanding.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514. Waiver of Stay or Extension Laws.

          The Company and each Subsidiary Guarantor covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal (or premium, if any ) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601. Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

          SECTION 602. Certain Rights of Trustee.

          Prior to the occurrence of a Default of an Event of Default of which the Trustee has been notified as provided in (j) of this Section below, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all Defaults or Events of Default which may have occurred and, as applicable, subject to the provisions of TIA Sections 315(a) through 315(d):

          (a) the Trustee undertakes to perform only those duties and obligations which are set forth specifically in this Indenture and no other duties or obligations shall be implied to the Trustee;

          (b) in the absence of bad faith on its part, the Trustee may rely conclusively as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

          In case a Default or an Event of Default has occurred and is continuing hereunder of which the Trustee has been notified, or is deemed to have notice as provided in (j) of this Section below, the Trustee shall exercise those rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          No provisions of this Indenture shall be construed to release the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) this paragraph shall not be construed to affect the limitation of the Trustee's duties and obligations provided in the first paragraph of this Section 602 or the

     Trustee's right to rely on the truth of statements and the correctness of opinions as provided in (b) in the first paragraph of this Section 602;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          Except as otherwise provided in this Section above:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (i) Except for its certificate of authentication of the Securities, the Trustee shall not be responsible for:

               (A)  any recital in this Indenture or in the Securities,

               (B) the validity, priority, recording, filing or refiling of this Indenture or of any supplemental indenture or financing statement,

               (C) any instrument or document of further assurance or collateral assignment,

               (D) the validity of the execution by the Company of this Indenture, any supplemental indenture or instruments or documents of further assurance,

               (E) the sufficiency of the security for the Securities issued hereunder or intended to be secured hereby,

               (F) losses as the result of any investments in any fund made at the direction of the Company, or

               (G) any disclosure in any offering memorandum or similar document related to the Securities, or compliance with any Federal or state securities laws, rules or regulations.

          (j) Except for those Events of Default specified in Sections 501 (1) and (2) hereof, the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default or Event of Default hereunder, unless the Trustee shall be notified specifically of the Default or Event of Default in a written instrument or document delivered to it by the Company, or by the Holders of at least 25% of the aggregate principal amount of Securities then Outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no

     Default or Event of Default, except for those Events of Default specified in Sections 501 (1) and (2) hereof.

          (k) The Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the Securities.

          (l) The Registrar, Paying Agent and Authenticating Agent shall be entitled to all of the protections to which the Trustee is entitled hereunder.

          (m) Notwithstanding anything to the contrary herein, the Trustee shall not be responsible or liable for the appropriateness or compliance of the form of securities issued representing any of the Securities with the terms and provisions of this Indenture or applicable Federal or state securities law, rule or regulation and the Trustee shall solely rely on the Company to deliver to the Trustee certificates for authentication which comply with the terms and provisions of this Indenture and applicable Federal or state securities law, rule or regulation, such delivery which shall conclusively evidence such compliance.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, any Subsidiary Guarantee or the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company or upon the Company's direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

          SECTION 604. May Hold Securities.

          The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          SECTION 605. Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606. Compensation and Reimbursement.

          The Company agrees:

          (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including in connection with the investment by the Trustee (and/or its affiliate) of trust assets in certain Permitted Investments as provided in this Indenture;

          (b) except as otherwise expressly provided herein, to reimburse the Trustee (in its capacity as Trustee, Paying Agent and Registrar) promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith but, with respect to securities transaction charges, only to the extent any such securities transaction charges have not been waived by the Trustee (and/or its affiliate); and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including the reasonable expenses and disbursements of counsel) of enforcing this Indenture against the Company or any Subsidiary Guarantor (including this Section 606) and of defending itself against any claim (whether asserted by any Holder or the Company or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8) hereof, the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607. Corporate Trustee Required; Eligibility.

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609 hereof.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

          (2) the Trustee shall cease to be eligible under Section 607 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609. Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.



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

          SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE


          SECTION 701. Disclosure of Names and Addresses of Holders.

          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702. Reports by Trustee.

          Within 60 days after January 1 of each year commencing with the first January 1 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such January 1 if required by TIA Section 313(a).

          SECTION 703. Reports by Company.

          The Company shall:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.



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

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          The Trustee shall not be obligated to take or have knowledge of and shall not be liable for knowledge of any information contained in any reports, information or documents delivered to the Trustee hereunder and shall solely be responsible to forward such reports, information or documents to Holders or other persons as may be and to the extent expressly required under this Indenture.

                                  ARTICLE EIGHT

                    CONSOLIDATION, MERGER, AND SALE OF ASSETS


          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (in one transaction or a series of related transactions), unless each of the following conditions is satisfied:

          (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the Company's obligations under this Indenture and the Securities.

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing.

          (c) Immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

          (d) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1010 hereof.

          (e) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1017 hereof are complied with.

          (f) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

          (g) If the Company is not the continuing obligor under this Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under this Indenture and the Securities.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 802. Successor Substituted.

          In the event of any transaction described in and complying with the conditions listed in Section 801 hereof in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter the Company shall, except in the case of a lease, be discharged of all its obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                            AND SUBSIDIARY GUARANTEES

          SECTION 901. Without Consent of Holders.

          Without the consent of any Holders, the Company and any affected Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company or contained in this Indenture, and the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein or in the Securities conferred upon the Company; or

          (c) to add any additional Events of Default; or

          (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609 hereof; or

          (f) to secure the Securities;

          (g) to add new Subsidiary Guarantors or release Subsidiary Guarantor in accordance with the terms of Article Thirteen hereof;

          (h) to cure any ambiguity or mistake, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (h) shall not adversely affect the interests of the Holders in any material respect; or

          (i) to qualify, or maintain the qualification of, this Indenture under the Trust Indenture Act; and

          (j) to make any other change that does not adversely affect the rights of any Holder.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 602 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 902. With Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, and upon the filing with the Trustee of evidence of consent of the Holders as aforesaid, the Company, when authorized by a Board Resolution, each Subsidiary Guarantor and the Trustee may amend or supplement in any manner this Indenture or modify in any manner the rights of the Holders under this Indenture; provided, however, that no such supplement, amendment or modification may, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture, or

          (c) waive a default in the payment of principal of, or premium, if any, or interest on the Securities or reduce the percentage or aggregate principal amount of Outstanding Securities the Consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults, or

          (d) modify any of the provisions of this Indenture relating to the subordination of the Securities or the Subsidiary Guarantees in a manner materially adverse to the Holders.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Without the consent of the holders of at least 75% in principal amount of the Securities then Outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), no waiver or amendment to this Indenture may make any change in the provisions of Section 1012 hereof after the mailing of an offer with respect to a Change of Control Offer that adversely affects the rights of any Holder.

          SECTION 903. Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and each Subsidiary Guarantor subject to the customary exceptions and such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905. Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906. Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 907. Notice of Supplemental Indentures.

          Promptly after the execution by the Company, each Subsidiary Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of
Section 902 hereof, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106 hereof, setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001. Payment of Principal, Premium, if Any, and Interest.

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002. Maintenance of Office or Agency.

          The Company shall maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee's office located at 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003. Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

          The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          SECTION 1004. Corporate Existence.

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006. Maintenance of Properties.

          The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

          SECTION 1007. Ownership of Austral Horizon and Atlantic Horizon by Company or Subsidiary Guarantors.

          Either the Company or one or more Subsidiary Guarantors shall at all times own the seismic data acquisition vessels currently named Austral Horizon and Atlantic Horizon, which vessels are owned as of the Closing Date by Austral Horizon, Inc. and Atlantic Horizon, Inc., respectively, and any assets or properties acquired with the Net Cash Proceeds from any Asset Sale of either such vessel pursuant to Section 1013 hereof.

          SECTION 1008. Statement by Officers as to Default.

          (a) The Company shall deliver to the Trustee, within 60 days after the end of each fiscal year, an Officer's Certificate signed by either the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.



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

          (b) When any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          (c) When any Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying the nature of such Registration Default within 10 days of its occurrence. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the Interest Payment Date following the cure of a Registration Default, an Officers' Certificate specifying the amount of additional interest which has accrued and which is then owing under the Registration Rights Agreement.

          SECTION 1009. Provision of Reports and Financial Statements.

          At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is required to file reports with the Commission, the Company shall file on a timely basis with the Commission, all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) of the Exchange Act. The Company shall also be required (a) to supply to the Trustee and each Holder, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request. In addition, at all times prior to the earlier of the date of the Registration and the date six months after the Closing Date, the Company shall, at its cost, deliver to each Holder quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. Furthermore, at all times prior to the Registration, the Company shall supply at the Company's cost copies of such reports and documents to any prospective Holder promptly upon written request.

          SECTION 1010. Limitation on Debt.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Subsidiary Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been greater than 2.5 to 1.0.



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

          In making the foregoing calculation, pro forma effect shall be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Debt by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period. In making a computation under the foregoing clause
(i) or (ii), (A) interest on Debt bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) if such Debt bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period. In making a computation under the foregoing clause (i) or
(ii), (A) Interest on Debt bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) if such Debt bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and
(C) the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

          Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Restricted Subsidiary under the Revolving Credit Facility or one or more other credit facilities in an aggregate principal amount at any one time outstanding not to exceed $25,000,000, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1013 hereof, together with guarantees (if any) of such Debt by a Restricted Subsidiary, plus an amount equal to
     (A) the excess of 85% of the aggregate book value of the accounts receivable (net of bad debt reserves) and 50% of the aggregate net book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP as of the last day of the immediately preceding four full fiscal quarters for which internal financial statements are available over (B) $25,000,000.

          (ii) Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date, other than Debt described under clause (i) above.

          (iii) Debt of the Company or any Restricted Subsidiary incurred in respect of letters of credit, bankers' acceptances or similar facilities entered into in the ordinary course of business.

          (iv) Debt owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by a Subsidiary Guarantor to the Company or any Wholly-Owned Restricted



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

     Subsidiary (provided that such Debt is held by the Company or such Restricted Subsidiary and constitutes Subordinated Debt) or owed by a Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or another Restricted Subsidiary; provided the incurrence of such Debt did not violate Section 1011 hereof.

          (v) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this Section.

          (vi) Debt represented by the Securities (other than the Additional Securities) and the Subsidiary Guarantees.

          (vii) Debt of the Company or any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business.

          (viii) (A) Capitalized Lease Obligations of the Company or a Restricted Subsidiary, and (B) Debt of the Company or a Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate amount of Debt under this clause (viii) does not exceed $10,000,000 at any one time outstanding.

          (ix) Guarantees by any Restricted Subsidiary made in accordance with the provisions of Section 1019 hereof.

          (x) Debt of the Company or a Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

          (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt incurred pursuant to clause (i), (vii),
     (viii) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Securities at least to the same extent as the Debt being refinanced and (C) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled



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

     maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

          For the purpose of determining compliance with this Section 1010, if an item of Debt meets the criteria of more than one of the types of Permitted Debt described in the above clauses, the Company or the Restricted Subsidiary in question shall have the right to determine the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable.

          SECTION 1011. Limitation on Restricted Payments.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests, (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

               (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Company or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

               (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

               (d) make any Investment (other than a Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses (a) through (d) above being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted
Payment:

          (i) no Default or Event of Default has occurred and is continuing,

          (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1010 hereof, and

          (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

                    (A) 50% of the aggregate Consolidated Adjusted Net Income
               of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurs to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount), plus

                    (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation proceeds of an Equity Offering received by the Company that are used by it to redeem Securities pursuant to Section 1101(b) hereof); plus

                    (C) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

                    (D) $5,000,000.

          Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (e) and (f) below) no Default or Event of Default has occurred and is continuing or would occur:

               (a) The payment of any dividend within 60 days after the date of declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provision.

               (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

               (c) The purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

               (d) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause
          (xi) of the definition of Permitted Debt.

               (e) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to Section 1012 hereof, provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer.

               (f) The purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $500,000 in any fiscal year.

               (g) Repurchases of Capital Stock of the Company from employees of the Company or any of its Restricted Subsidiaries deemed to occur upon exercise of stock options or stock appreciation rights if such Capital Stock represents a portion of the exercise price of such options or rights; provided that any payments made pursuant to this clause (g) may not exceed in the aggregate $100,000 in any fiscal year.

The payments described in clauses (b), (c), (e), (f) and (g) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii) of the first paragraph of this Section 1011 and the payments described in clauses (a) and (d) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause
(iii) of the first paragraph of this Section 1011.

          For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination shall



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

be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

          If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

          If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

          In computing Consolidated Adjusted Net Income of the Company for purposes of the foregoing clause (iii)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

          SECTION 1012. Purchase of Securities upon a Change of Control.

          If a Change of Control occurs at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

          Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things, (i) the purchase price and the purchase date, which shall be a Business Day no earlier



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

than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;
(ii) that any Security not tendered shall continue to accrue interest; (iii) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control purchase date (the "Change of Control Purchase Date"); (iv) that, in order to tender Securities pursuant to the Change of Control Offer, a Holder shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (vi) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Securities must follow in order to tender their Securities; and (viii) the circumstances and relevant facts regarding such Change of Control.

          If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change in Control Offer.

          On the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof that are timely tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate that states the aggregate principal amount of Securities or portions thereof tendered to the Company.

          The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of U.S.$1,000 or an integral multiple thereof.

          The Company will comply with the applicable tender offer rules including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

          SECTION 1013. Limitation on Certain Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination will be conclusive) and
(ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% (A) cash or cash equivalents or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked pari passu with the Securities and release of the Company or such Restricted Subsidiary from all liability on such Debt, or a combination of the foregoing.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale,
(i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Revolving Credit Facility or other credit facility referred to in clause (i) of the definition of Permitted Debt or to the repayment of other senior Debt of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that shall be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (b)(i) or (b)(ii) (without regard to the parenthetical contained in such clause
(b)(ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days thereafter, make an offer to purchase (an "Asset Sale Offer") from all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Securities tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Securities validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, the Securities to be purchased shall be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero

          (d) Within the time period described in (c) above for making an Asset Sale Offer, the Company shall mail a notice to each Holder in the manner provided in Section 106 hereof stating: (1) that the Asset Sale Offer is being made pursuant to the provisions of

Section 1013 of this Indenture and that all Securities duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Securities and any Pari Passu Debt surrendered exceeds the amount of Excess Proceeds); (2) the purchase price and the purchase date (the "Asset Sale Purchase Date"), which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;
(3) that any Securities not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the purchase price, all Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date; (5) that Holders electing to have any Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (8) any other procedures that the Holders of Securities must follow in order to tender their Securities; and (9) the circumstances and relevant facts regarding such Asset Sale.

          If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

          SECTION 1014. Limitation on Transactions with Affiliates.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company unless (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (b) either (i) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, but less than $2,500,000, or between the Company (or its Subsidiaries) and Seitel, Inc. (or its subsidiaries) in the ordinary course of business involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above or (ii) with respect to any transaction or series of related transactions involving aggregate payments equal to or in excess of $2,500,000, but less than $7,500,000 (not including transactions with Seitel, Inc. or its subsidiaries, falling under clause (i) above), the Company delivers (A) an Officers' Certificate and (B) such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or (iii) with respect to a transaction or series of related transactions involving aggregate payments equal to or in excess of $7,500,000



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

(not including transactions with Seitel, Inc. or its subsidiaries, falling under clause (i) above) the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

          The foregoing covenant shall not restrict any of the following:

          (A) Transactions among the Company and/or its Wholly-Owned Restricted Subsidiaries.

          (B) The Company from paying (i) reasonable compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary and (ii) reasonable compensation to officers of the Company or any Restricted Subsidiary.

          (C) Transactions permitted by the provisions of Section 1011 hereof.

          SECTION 1015. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or
(e) guarantee Debt of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (i) Any agreement in effect on the Closing Date.

          (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

          (iii) The refinancing or successive refinancings of Debt incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement.

          (iv) Any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

          SECTION 1016. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

          The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 1011 hereof if made on the date of such issuance or sale.

          SECTION 1017. Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Debt which is pari passu or Subordinated Debt, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Securities are equally and ratably secured with the obligation or liability secured by such Lien.

          Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, incur any of the following Liens ("Permitted Liens"):

          (i) Liens (other than Leins securing Debt under the Revolving Credit Facility) existing as of the Closing Date.

          (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Debt under the Revolving Credit Facility and/or other credit facilities in a principal amount not to exceed the principal amount of the outstanding Debt permitted by clause (i) of Section 1010 hereof.

          (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary.

          (iv) Liens securing the Securities or any Subsidiary Guarantee.

          (v) Liens representing the interest or title of lessors under Capitalized Lease Obligations or Liens securing purchase money mortgages or purchase money security interests.



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

          (vi) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Debt by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other the property and assets acquired in connection with the incurrence of such Acquired Debt.

          (vii) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (vii) of Section 1010 hereof.

          (viii) Statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings.

          (ix) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

          (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money).

          (xi) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business.

          (xii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired.

          (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

          (xiv) Liens incidental to the conduct by the Company or its Restricted Subsidiaries of Multi-Client Surveys (including without limitation, licenses, participation rights, rebate or revenue sharing obligations, joint ownership, or similar encumbrances), provided that such Liens have not arisen in connection with the incurrence of Debt.

          (xv) Liens encumbering towed-streamer seismic data acquisition vessels owned by the Company or a Restricted Subsidiary pursuant to leases thereof in accordance with clause (vi) of the last sentence of the definition of Asset Sale.

          (xvi) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xv); provided that any such extension,



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

     renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

          SECTION 1018. Unrestricted Subsidiaries.

          (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary provides credit support for or guarantee of, any Debt or is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1011 hereof,
(iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

          (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 1010 hereof (treating any Debt of such Unrestricted Subsidiary as the incurrence of Debt by a Restricted Subsidiary).

          (c) All of the Company's Subsidiaries as of the Closing Date are Restricted Subsidiaries.

          SECTION 1019. Limitation on Guarantees of Debt by Restricted Subsidiaries.

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, provided, however, that any Restricted Subsidiary may guarantee, assume or become liable for the payment of Debt of the Company if (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Securities by such Restricted Subsidiary and (b) with respect to any guarantee of Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Securities at least to the same extent as such Debt is subordinated to the Securities, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.



                                       77
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          Any guarantee by a Restricted Subsidiary of the Securities pursuant to the preceding paragraph may provide by its terms that it shall be automatically and unconditionally be released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Securities, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

          The foregoing restriction shall not apply to any guarantee, assumption or liability in existence as of the Closing Date.

          SECTION 1020. Waiver of Certain Covenants.

          The Company or any Restricted Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 through 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 1021. Payment for Consent.

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.



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                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

          SECTION 1101. Right of Redemption.

          (a) The Securities may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after July 15, 2003, subject to the conditions and at the Redemption Prices specified in the form of Security attached hereto as Exhibit A, together with accrued interest to the Redemption Date.

          (b) In addition, at any time or from time to time prior to July 15, 2001, the Company may at its option redeem Securities with the net proceeds of one or more Equity Offerings at a redemption price equal to 110.75% of the principal amount thereof, together with accrued interest, if any, to the date of redemption; provided that, immediately after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Securities issued under this Indenture remains outstanding. Any such redemption must be made within 90 days of the related Equity Offering.

          SECTION 1102. Applicability of Article.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103. Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to
Section 1101 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104 hereof.

          SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.



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          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1105. Notice of Redemption.

          Notice of redemption shall be given in the manner provided for in
Section 106 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107 hereof, if any,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107 hereof) shall become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon shall cease to accrue on and after said date,

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) the CUSIP or CINS number, as the case may be, and

          (8) the Section of the Securities or this Indenture pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106. Deposit of Redemption Price.

          On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as



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its own Paying Agent, segregate and hold in trust as provided in Section 1003 hereof) an amount of money in U.S. dollars sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 1107. Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date. If the Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Securities are redeemed.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 1108. Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.



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                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201. Company Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution at any time, with respect to the Securities, elect to have either Section 1202 or 1203 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202. Defeasance and Discharge.

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1202, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1204 hereof are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 hereof and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 hereof with respect to the Securities.

          SECTION 1203. Covenant Defeasance.

          Upon the Company's exercise under Section 1201 hereof of the option applicable to this Section 1203, each of the Company and the Subsidiary Guarantors shall be released from its obligations under any covenant contained in clauses (b), (c), (d) and (e) of Section 801 and in Sections 1005 through 1021 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in



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

any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5) and 501(6), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section 1202 or 1203 hereof to the Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 hereof who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations (as defined herein) that through the scheduled payment of principal and interest thereon shall provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or upon Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

          (4) In the case of an election under Section 1202 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1203 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities Outstanding shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 hereof or the covenant defeasance under Section 1203 hereof, as the case may be, have been complied with.

          SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1206. Reinstatement.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205 hereof; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                              SUBSIDIARY GUARANTEES

          SECTION 1301. Subsidiary Guarantees.

          The Company will cause each Person that currently is a Restricted Subsidiary that is organized under the laws of any state of the United States or the District of Columbia or that becomes a Restricted Subsidiary that is organized under the laws of any state of the United States or the District of Columbia to become a Subsidiary Guarantor as provided in Section 1308 hereof.

          (a) Subject to clause (b) of this Section 1301, each Subsidiary Guarantor hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of each Holder, the punctual payment when due of all Indenture Obligations which, for purposes of its Subsidiary Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Subsidiary Guarantee. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to paragraph (c) of this Section 1301, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          (c) In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

          SECTION 1302. Guaranty Absolute.

          Subject to the limitations in Section 1301 hereof, each Subsidiary Guarantor guarantees that the Securities shall be paid or performed strictly in accordance with the terms of the Securities and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are independent of the obligations of the Company under the Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce its Subsidiary Guarantee, irrespective of whether any action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in any such action or actions. The liability of each Subsidiary Guarantor under its Subsidiary Guarantee shall be absolute and unconditional and the liability and obligations of such Subsidiary Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any Subsidiary Guarantor or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

          (c) the failure to give notice to the Subsidiary Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

          (d) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

          (e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

          (f) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any Subsidiary Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Subsidiary Guarantor, the marshalling of the assets and liabilities of the Company or any Subsidiary Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any Subsidiary Guarantor, or any of the assets of any of them;

          (g) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

          (h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a Subsidiary Guarantor, other than payment in full of the Indenture Obligations; it being the intent of each Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.

          The Subsidiary Guarantee of each Subsidiary Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article Five of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

          SECTION 1303. Waivers.

          (a) Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Subsidiary Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Subsidiary Guarantor with respect to the Indenture Obligations. Each Subsidiary Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions herein contained and consents to and approves the same. Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

          (b) Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against the Company, each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

          (1) initiate or exhaust any rights, remedies or recourse against the Company, any Subsidiary Guarantor or any other Person;

          (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

          (3) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring, becoming entitled to or demanding payment from such Subsidiary Guarantor under this Subsidiary Guarantee.

          SECTION 1304. Subrogation.

          Each Subsidiary Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Subsidiary Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Trustees and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

          SECTION 1305. No Waiver; Remedies.

          No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 1306. Continuing Guaranty; No Right of Set-Off; Independent Obligation.

          (a) This Subsidiary Guarantee is a continuing guarantee of the payment of all Indenture Obligations and shall remain in full force and effect until the payment in full (subject to Section 1301 hereof) of all of the Indenture Obligations and all other amounts payable under this Subsidiary Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders under this Indenture or the Securities; and this Subsidiary Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.

          (b) Subject to Section 1301 hereof, each Subsidiary Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

          (c) Subject to Section 1301 hereof, each Subsidiary Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

          (d) Each Subsidiary Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Subsidiary Guarantee shall arise forthwith after demand for payment by the Trustee has been given to such Subsidiary Guarantor in the manner prescribed in this Indenture.

          SECTION 1307. Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

          (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

          (b) Other than as set forth in paragraph (a) of this Section, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless: (i) subject to the provisions of Section 1309 hereof, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, and (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          SECTION 1308. Additional Subsidiary Guarantors.

          The Company will cause each Person that becomes a Restricted Subsidiary that is organized under the laws of any state of the United States or the District of Columbia after the date of this Indenture to become a Subsidiary Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary under this Article Thirteen (or under a separate guarantee agreement consistent in all material respects with this Article Thirteen). The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

          SECTION 1309. Releases.

          (a) In the event of (i) the conveyance, sale, assignment, transfer or other disposition (by way of merger, consolidation or otherwise) of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company in compliance with this Section 1309 and the terms of this Indenture or (ii) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of a Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person that is not an Affiliate of the Company in compliance with this Section 1309 and the terms of this Indenture, then such Subsidiary Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article Thirteen and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided that, in the event such transaction constitutes an Asset Sale, the Net Proceeds of such sale, transfer or other disposition are applied in accordance with Section 1013 hereof.

          (b) Any Subsidiary Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary, or such Subsidiary Guarantor ceases to be a Subsidiary of the Company, in accordance with the terms of this Indenture may, at such time, at the option of the Board of Directors, be released and relieved of its obligations under its Subsidiary Guarantee.

          (c) Concurrently with the defeasance of the Securities under Section 1202 hereof, or the covenant defeasance of the Securities under Section 1203 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article Thirteen.

          (d) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1309. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Subsidiary Guarantee.

          SECTION 1310. Benefits Acknowledged.

          Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits. SECTION 1311. Severability.

          In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                              EAGLE GEOPHYSICAL, INC.


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President, Chief Financial Officer
                                        and Secretary


                              CHASE BANK OF TEXAS NATIONAL ASSOCIATION


                              By    /S/ JANET MYSINGER
                                -----------------------------------------------
                                Name:   Janet Mysinger
                                Title:  Vice President and Trust Officer

                              AGREED TO AND ACCEPTED AS TO
                              ARTICLE THIRTEEN

                              EAGLE GEOPHYSICAL ONSHORE, INC.


                              By   /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:  Richard W. McNairy
                                Title: Vice President

                              EAGLE GEOPHYSICAL GOM, INC.


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE GEOPHYSICAL OFFSHORE, INC.



                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE GEOPHYSICAL LEASING, INC.



                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE GEOPHYSICAL DE MEXICO, INC



                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE FRONT END SERVICES, INC


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE GEOPHYSICAL MANAGEMENT, INC.


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE FRONT END SERVICES, LTD.
                              By:  Eagle Geophysical Management, Inc.,
                                   its General Partner


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              AUSTRAL HORIZON, INC.


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

                              EAGLE GEOPHYSICAL DE COLOMBIA, INC.

                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President


                              ATLANTIC HORIZON, INC.


                              By    /S/ RICHARD W. MCNAIRY
                                -----------------------------------------------
                                Name:   Richard W. McNairy
                                Title:  Vice President

SCHEDULE I


                      SUBSIDIARY GUARANTORS OF THE COMPANY

SUBSIDIARY:                                                FORMED IN:
----------                                                 ---------

Eagle Geophysical Onshore, Inc.                            Delaware

Eagle Geophysical Offshore, Inc                            Delaware

Eagle Geophysical GOM, Inc.                                Texas

Eagle Geophysical Leasing, Inc.                            Delaware

Eagle Geophysical de Mexico, Inc                           Delaware

Eagle Front End Services, Inc                              Delaware

Eagle Geophysical Management, Inc.                         Delaware

Eagle Front End Services, Ltd.                             Texas

Austral Horizon, Inc.                                      Delaware

Atlantic Horizon, Inc.                                     Delaware

Eagle Geophysical de Colombia, Inc.                        Delaware

                                                                       Exhibit A

                               [FACE OF SECURITY]

                             EAGLE GEOPHYSICAL, INC.

                          10 3/4% Senior Note due 2008


                                                         [CUSIP]
                                                                 --------------
No.                                                      $
    -------                                                --------------------

          EAGLE GEOPHYSICAL, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ ($___________), on July
15, 2008.

          Interest Payment Dates:  January 15 and July 15 of each year commencing January 15, 1999.

          Regular Record Dates:    January 1 and July 1 of each year.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Date:                                   EAGLE GEOPHYSICAL, INC
      --------------


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                (Form of Trustee's Certificate of Authentication)


This is one of the 10 3/4% Senior Notes due 2008 referred to in the within-mentioned Indenture.


                                        CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------
                                           Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                             EAGLE GEOPHYSICAL, INC.

                          10 3/4% Senior Note due 2008


1.   Principal and Interest.

          The Company will pay the principal of this Security on July 15, 2008.

          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Securities at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing January 15, 1999.

          [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of July 20, 1998, among the Company, the Subsidiary Guarantors signatory thereto and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Securities (the "Closing Date"), or (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, or (c) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the Closing Date, or (d) either (A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, subject to certain exceptions, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date (each such event referred to in clause (a) through (d), a "Registration Default"), then the per annum interest rate borne by this Security shall be increased by 25 basis points following the 60-day period referred to in clause (a) above, following the 180-day period referred to in clause (b) above, following the 210-day period referred to in clause (c) above, or in the case of clause (d) above, immediately following such Registration Default. Such per annum interest rate will increase by an additional 25 basis points at the beginning of each subsequent 30-day period in the case of clause (a), (b) or (c) above, or 90-day period in the case of clause
(d) above; provided, however, that in no event will the per annum interest rate borne by the Notes be increased by more than 150 basis points. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer

Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by this Security from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate may again be increased pursuant to the foregoing provisions. If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) of the Registration Rights Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by this Security will be increased by 25 basis points per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional 25 basis points per annum for each 90-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed 150 basis points. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by this Security will be reduced to the original interest rate if the Company is otherwise in compliance with paragraph 2(e) of the Registration Rights Agreement, provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.]*

          Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange hereof]** or, if no interest has been paid, from July 20, 1998; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Securities.

2.   Method of Payment.

          The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each January 15 and July 15 to the Persons who are Holders (as reflected in the Security Register at the close of business on the January 1 and July 1 (each a "Regular Record Date") immediately preceding the Interest Payment Date), in each case, even if the

----------------

*    Include only for Initial Securities.

**   Include only for Exchange Securities.

Security is canceled on registration of transfer or registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after July 15, 2008.

          The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the option of the Company, interest may be paid by check mailed to the address of the Holder entitled thereto as such address appears in the Security Register; provided that all payments to the Holders who have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date immediately preceding such Interest Payment Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. If a payment date is a date other than a Business Day at a place of payment, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.

          Initially, the Trustee will act as Authenticating Agent, Paying Agent and Registrar. The Company may change any Authenticating Agent, Paying Agent or Registrar upon written notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.   Indenture; Limitations.

          The Company issued the Securities under an Indenture dated as of July 20, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors signatory thereto and Chase Bank of Texas, National Association, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general obligations of the Company.

5.   Redemption.

          The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, on or after July 15, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record

Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of each of the years set forth below:

                                            Redemption
         Year                                  Price
         ----                               ----------
         2003.............................   105.375%
         2004.............................   103.583%
         2005 ............................   101.792%
         2006 and thereafter .............   100.000%


          In addition, at any time or from time to time prior to July 15, 2001, the Company may at its option redeem Securities with the net proceeds of one or more Equity Offerings at a redemption price equal to 110.75% of the principal amount thereof, together with accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that, immediately after giving effect to such redemption, at least 65% of the aggregate principal amount of the Securities (including any Additional Securities) remains outstanding; provided further that any such redemption occurs within 90 days of the date of closing of the related Equity Offering.

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon a Change in Control and Asset Sales.

          (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

7.   Denominations; Transfer; Exchange.

          The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

8.   Persons Deemed Owners.

          A Holder may be treated as the owner of a Security for all purposes.

9.   Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof.

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.  Restrictive Covenants.

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) additional Debt; (ii) Restricted Payments; (iii) the purchase of Notes upon a Change of Control; (iv) certain Asset Sales; (v) transactions with Affiliates; (vi) restrictions on dividends and other payments affecting Restricted Subsidiaries;
(vii) issuances and sale of Capital Stock of Restricted Subsidiaries; (viii) Guarantees of Debt by Restricted Subsidiaries; (ix) designation of Unrestricted Subsidiaries; (x) limitations on Liens; and (xi) merger, consolidation and certain transfers of assets. Within 60 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

          When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

14.  Remedies for Events of Default.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.  Authentication.

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

18.  Governing Law.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Eagle Geophysical, Inc., 50 Briar Hollow Road, 6th Floor West, Houston, Texas 77027,
Attention: President.

                            [FORM OF TRANSFER NOTICE]


                             Eagle Geophysical, Inc.
                          10 3/4% Senior Notes due 2008

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                    UNLEGENDED OFFSHORE GLOBAL SECURITIES AND
                    UNLEGENDED OFFSHORE PHYSICAL SECURITIES]


          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b)   this Security is being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
      --------------------          -------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      --------------------          -------------------------

                                    NOTICE: To be executed by an executive
                                    officer, general partner, trustee or similar representative.

                       OPTION OF HOLDER TO ELECT PURCHASE



          If you wish to have this Security purchased by the Company pursuant to
Section 1012 or 1013 of the Indenture, check the Box: [ ].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or 1013 of the Indenture, state the amount (in original principal amount) below:

                                     $                         .
                                      -------------------------


Date:

Your Signature:
                --------------------------------
               (Sign exactly as your name appears on the other side of this
                Security)

Signature Guarantee:
                    ---------------------------
                    (Signature must be guaranteed by a member of the New York
                     Stock Exchange or a commercial bank or trust company)

                                                                       Exhibit B

                               Form of Certificate
                              to Be Delivered upon
                        Termination of Restricted Period

                                                     On or after August 31, 1998

Eagle Geophysical, Inc.
50 Briar Hollow Lane
6th Floor West
Houston, Texas 77027
c/o
Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002
Attention:  Corporate Trust Department


          Re:  Eagle Geophysical, Inc. (the "Company") 10 3/4%
               Senior Notes due 2008 (the "Notes")

Ladies and Gentlemen:

          This letter relates to $________ principal amount of Notes represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 202 of the Indenture dated as of July 20, 1998 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, the Company and the Trustee are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

          The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     Very truly yours,

                                     [Name of Holder]

                                     By:
                                        --------------------------------
                                             Authorized Signature

                                                                       Exhibit C


                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                           -------------------, ----


Eagle Geophysical, Inc.
50 Briar Hollow Lane
6th Floor West
Houston, Texas 77027
c/o
Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002
Attention:  Jan Mysinger


          Re:  Eagle Geophysical, Inc. (the "Company") 10 3/4%
               Senior Notes due 2008 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed purchase of $____________ aggregate principal amount of the Notes and pursuant to Section 307(a)(i) of the Indenture dated July 20, 1998 relating to the Notes:

          1.   We hereby confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

               (ii) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

               (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

               (v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

               (vi) we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          2. We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only
(i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company as applicable, that the foregoing restrictions on transfer have been complied with. We further understand that the Notes will be in the form of definitive physical certificates and that any such certificates will bear a legend reflecting the substance of this paragraph.

          3. The Trustee and the Company are entitled to rely upon this letter and the Trustee and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     By:
                                        -----------------------------------
                                               (NAME OF PURCHASER)

                                     Date:

          Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

                                                                       Exhibit D


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                      -------------------, ----



Eagle Geophysical, Inc.
50 Briar Hollow Lane
6th Floor West
Houston, Texas 77027
c/o
Chase Bank of Texas, National Association
600 Travis Street, Suite 1150
Houston, Texas  77002
Attention:  Jan Mysinger



          Re:  Eagle Geophysical, Inc. (the "Company") 10 3/4%
               Senior Notes due 2008 (the "Notes")


Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Notes and pursuant to Section 307(d) of the Indenture dated ___________, 1998 relating to the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

          In addition, if the sale is made during a "distribution compliance period" and the provisions of Rule 903 or Rule 904 of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903 or Rule 904, as the case may be.

          The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]

                                     By:
                                        ---------------------------------
                                             Authorized Signature



                                      D-2